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EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC AUDITORS

    We consent to the incorporation by reference in Registration Statement No. 33-58750 on Form S-8 dated February 24, 1993; Registration Statement No. 33-58752 on Form S-8 dated February 24, 1993; Registration Statement No. 33-52487 on Form S-8 dated March 2, 1994 and Post-Effective Amendment No. 1 to Registration Statement No. 33-52487 on Form S-8 dated March 3, 1994; Registration Statement No. 333-12743 on Form S-4 dated September 26, 1996; Registration Statement No. 333-52575 on Form S-8 dated May 13, 1998; Registration Statement No. 333-57273 on Form S-8 dated June 19, 1998; Registration Statement No. 333-52238 on Form S-8 dated December 20, 2000; Registration Statement No. 333-74470 on Form S-8 dated December 4, 2001of our report dated October 19, 2001, with respect to the consolidated financial statements incorporated by reference in the Annual Report (Form 10-K) of Andrew Corporation for the year ended September 30, 2001.

/s/ Ernst & Young LLP
Chicago, Illinois
December, 20 2001

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  EXHIBIT 23